EXHIBIT 99.1

NEWS RELEASE

Investor Contact:

Ben McCarville, Vice President, Director of Investor Relations

920-491-7059

Media Contact:

Jennifer Kaminski, Vice President, Public Relations Senior Manager

920-491-7576

ASSOCIATED BANC-CORP ANNOUNCES CFO RETIREMENT AND TRANSITION PLAN

GREEN BAY, Wis. –– January 20, 2022 –– Associated Banc-Corp (NYSE: ASB) (“Associated”) today announced that EVP, Chief Financial Officer Christopher J. Del Moral-Niles will retire from the Company later this year. The Company has retained Diversified Search Group to assist in the search for a successor. To ensure a seamless transition, Mr. Del Moral-Niles will continue in his role until a successor is in place.

Andrew Harmening, President and Chief Executive Officer, said, “On behalf of Associated’s team, we thank Chris for his invaluable contributions over the nearly 12 years he has served at the Company. Chris has been an instrumental member of our leadership team, strengthening our balance sheet and expanding it by over 50% during his tenure, which contributed meaningfully to our growth. On a personal note, Chris helped me quickly find my footing at Associated, and I’m grateful to him for his partnership and generosity of spirit. We appreciate his dedication to Associated and his support for a seamless and successful transition.”

Mr. Del Moral-Niles said, “It has been a privilege to work alongside such an exceptional team for over a decade, and I could not be prouder of our accomplishments and contributions to Associated’s success. After more than 33 years in finance, Andy and I decided that this year is an opportune time for me to retire, enabling me to attend to personal matters and my family’s interests, as well as to continue serving on a number of boards.”

Mr. Del Moral-Niles joined Associated in 2010 and has held various leadership roles across the Company. As Treasurer, he was instrumental in restructuring the bank’s capital base, exiting TARP, and re-establishing Associated’s strong ratings profile. As Principal Accounting Officer, he oversaw the introduction of new financial systems and processes that resulted in Associated being recognized as one of Forbes Magazine’s “America’s Most Trustworthy Companies.” He assumed the role of Chief Financial Officer in 2012, from which he led Associated’s transition from NASDAQ (ASBC) to the NYSE (ASB), its acquisitions of Bank Mutual and the Huntington branch network in Wisconsin, the strategic divestiture of its insurance brokerage business, and key aspects of recently announced strategic initiatives.

Mr. Del Moral-Niles has previously served as Chair of the Greater Green Bay Chamber, and as a Board member of both the Wisconsin Bankers Association and the Green Bay Botanical Garden. He presently serves as the executive sponsor for Associated’s Cultural Awareness Network and as a DePaul University Trustee.

ABOUT ASSOCIATED BANC-CORP

Associated Banc-Corp (NYSE: ASB) has total assets of $35 billion and is Wisconsin's largest bank holding company. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from more than 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.

FORWARD-LOOKING STATEMENTS

Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target," “outlook,” “project,” "guidance," or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.